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                                         Alpha Industries, Inc. and Subsidiaries
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                                   Exhibit 21

                         Subsidiaries Of The Registrant


Name                                   Jurisdiction Of Incorporation
----                                   -----------------------------
Alpha Industries Limited                        England

Alpha Industries GmbH                           Germany

Alpha Securities Corporation                    Massachusetts

CFP Holding Company, Inc.                       Washington

Trans-Tech, Inc.                                Maryland

Trans-Tech Europe SARL                          France

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